Exhibit 10.2

THIS DEBENTURE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUER WILL MAKE AVAILABLE TO ANY HOLDER OF THIS DEBENTURE: (1) THE ISSUE PRICE AND ISSUE DATE OF THE DEBENTURE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE DEBENTURE, (3) THE YIELD TO MATURITY OF THE DEBENTURE, AND (4) ANY OTHER INFORMATION REQUIRED TO BE MADE AVAILABLE BY U.S. TREASURY REGULATIONS UPON RECEIVING A WRITTEN REQUEST FOR SUCH INFORMATION AT THE FOLLOWING ADDRESS: 990 BISCAYNE BLVD., SUITE 503, MIAMI, FL 33132.

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS DEBENTURE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

SMART FOR LIFE, INC.

ORIGINAL ISSUE DISCOUNT SUBORDINATED DEBENTURE

Principal Amount $_________	Original Issue Date: June 9, 2022

Debenture Purchase Amount $_________

For value received, Smart for Life, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of ___________________ (“Holder”) in lawful money of the United States of America the principal amount of $_______________ (the “Principal Amount”), together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

This original issue discount subordinated debenture (the “Debenture”) is one of a series of original issue discount subordinated debentures being issued by the Company to additional holders pursuant to that certain Debenture Purchase Agreement, dated as of June 9, 2022, by and among the Company and purchasers signatory thereto (the “Purchase Agreement”), and is subject to its terms. This Debenture and the other original issue discount subordinated debentures issued pursuant the Purchase Agreement are collectively referred to herein as the “Debentures.” In the event of any conflict between this Debenture and the Purchase Agreement, the terms of the Purchase Agreement will control.

1. Original Issue Discount. This Debenture has been issued with “original issue discount” of fifteen percent (15%) for U.S. Federal income tax purposes. The Company will make available to any holder of this Debenture (i) the issue price and issue date of the Debenture, (ii) the amount of original issue discount on the Debenture, (iii) the yield to maturity of the Debenture, and (iv) any other information required to be made available by U.S. Treasury Regulations upon receiving a written request for such information at the following address: 990 Biscayne Blvd., Suite 503, Miami, FL 33132.

2. Principal Repayment. The outstanding Principal Amount of this Debenture and all accrued interest shall be due and payable on the earlier of (i) the completion of the Company’s Next Equity Financing or (ii) June 9, 2024 or (iii) within 30 days after election of repayment from the Holder so long as the election is after the 6-month anniversary of the Debenture (the “Maturity Date”). For purposes hereof, “Next Equity Financing” means a bona fide transaction or series of transactions with the principal purpose of raising capital in which the Company receives gross proceeds in excess of $20 million. The Maturity Date may be extended by a written agreement between the Holder and the Company.

3. Interest. Interest shall accrue on the unpaid Principal Amount from the date hereof until such Principal Amount is repaid in full at the rate of 17.5% per annum (the “Interest”). Interest shall be paid on the Maturity Date. All computations of the Interest rate hereunder shall be made on the basis of a 365-day year.

4. Prepayment. The Principal Amount and all accrued and unpaid Interest on this Debenture may be prepaid without penalty, in whole or in part, in the Company’s sole discretion.

5. Events of Default. An “Event of Default” shall occur hereunder:

(a) if the Company shall default in the payment of the Principal Amount or any Interest on this Debenture, when and as the same shall become due and payable and after written demand for payment thereof has been made and such amount remains unpaid for 30 business days after the date of such notice;

(b) if the Company shall default in the due observance or performance of any covenant, representation, warranty, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement, and such default is not remedied or waived within the time periods permitted therein, or if no cure period is provided therein, within 30 business days after the Company receives written notice of such default; or

(c) if the Company shall commence any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws, or if such proceedings are commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property, and such proceeding or appointment is not dismissed or discharged within 120 calendar days after its commencement.

6. Acceleration. If an Event of Default under Section 5(c) above occurs, then the Principal Amount and all accrued and unpaid Interest on this Debenture shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the holders of not less than a majority of the then-outstanding aggregate Principal Amount of the Debentures (the “Requisite Holders”), even without the consent of the Holder of this Debenture, may declare the Principal Amount and all accrued and unpaid Interest on this Debenture to be due and payable immediately only upon written notice to the Company. Upon any such declaration of acceleration, such Principal Amount and Interest shall become immediately due and payable, and the Holder shall be entitled to exercise all of its rights and remedies hereunder and under the Purchase Agreement whether at law or in equity. The failure of the Holder to declare this Debenture due and payable shall not be a waiver of its right to do so, and the Holder shall retain the right to declare this Debenture due and payable unless the Holder shall execute a written waiver. The Holder agrees that it cannot, and will not, seek to exercise any remedy against the Company without the consent of the Requisite Holders.

7. Subordination.

(a) All claims of the Holder to the Principal Amount, Interest and any other amounts at any time owed under this Debenture (collectively, “Junior Indebtedness”) are hereby expressly subordinated in right of payment, as herein set forth, to the prior payment in full of all Senior Indebtedness (as defined below). In addition, the Junior Indebtedness is hereby expressly made pari passu in right of payment to any other unsecured indebtedness incurred, now or in the future, by the Company in favor of any third party. For the purpose hereof, “Senior Indebtedness” shall mean all indebtedness of the Company, whether outstanding on the date of execution of this Debenture or thereafter created, to banks, insurance companies and other financial institutions or funds, unless in the instrument creating or evidencing such indebtedness it is provided that such indebtedness is not senior in right of payment to this Debenture or otherwise indicates that it is pari passu with other unsecured indebtedness of the Company.

(b) No payment under Junior Indebtedness shall be made by the Company, nor shall the Holder exercise any remedies under the Junior Indebtedness (including taking any legal action (whether judicial or otherwise) to collect the Junior Indebtedness), if, at the time of such payment, exercise or immediately after giving effect thereto, (i) there shall exist any “Default” or “Event of Default” under any agreements governing any of the Senior Indebtedness or (ii) the maturity of any of the Senior Indebtedness has been accelerated and such acceleration has not been waived or such Senior Indebtedness has not been paid in full; provided, however, that (x) in the event that the holder of any Senior Indebtedness accelerates such Senior Indebtedness, then the Holder may accelerate the indebtedness evidenced by this Debenture, and (y) if the Company is permitted under the terms of the Senior Indebtedness to pay an amount due and owing under this Debenture and fails to make such payment, then so long as the terms of the Senior Indebtedness do not prohibit such action, the Holder may exercise its rights to be paid such amount, but only such amount (and Holder shall not be permitted to accelerate hereunder).

(c) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money, before any payment is made under Junior Indebtedness; and upon any such dissolution or winding up or liquidation or reorganization, any distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder as holder of the Junior Indebtedness would be entitled except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holder if received by Holder, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder), or their representatives, to the extent necessary to pay all such Senior Indebtedness in full, in money, after giving effect to any concurrent prepayment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holder with respect to the Junior Indebtedness. If the holders of the Senior Indebtedness in good faith believe Holder may fail to timely file a proof of claim in any such proceeding, the holder(s) of the Senior Indebtedness may do so for Holder.

(d) In the event that any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing shall be received by the Holder before all the Senior Indebtedness is paid in full, or provisions made for such payment, in accordance with its terms, such payment or distribution shall be held for the benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness or their representative or representatives, as their respective interests may appear, for application to the payment of all the Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full, in money, in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

(e) The provisions hereof are solely for the purpose of defining the relative rights of the holders of the Senior Indebtedness on the one hand and the Holder as holder of the Junior Indebtedness on the other hand, and nothing herein shall impair, as between the Company and the Holder, the obligations of the Company under the Junior Indebtedness, which are unconditional and absolute. With this in mind, notwithstanding the other provisions of this Section 7, if and so long as all documents governing the Senior Indebtedness permit one of the actions restricted by this Section 7, the restriction shall be waived and the restricted action permitted hereunder.

(f) No right of any present or future holder of any Senior Indebtedness to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any act or failure to act, in good faith, by any such holder of the Senior Indebtedness, or any noncompliance by the Company with the terms, provisions and covenants hereof, regardless of any knowledge thereof any holder of the Senior Indebtedness may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holders of the Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Debenture or the obligations hereunder of the Holder to the holders of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or create, renew or alter, the Senior Indebtedness, or otherwise amend or supplement in any manner the Senior Indebtedness or any instrument evidencing the same or any agreement under which the Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Indebtedness; (iii) release any person liable or contingently liable in any manner for the payment or collection of the Senior Indebtedness; and/or (iv) exercise or refrain from exercising any rights against the Company or any other person.

(g) Each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Debenture, shall be entitled to rely on the subordination provisions set forth in this Debenture.

(h) Notwithstanding the provisions of this Section 7, the Holder shall not be charged with knowledge of the existence of facts which would prohibit the making of any payments on the Junior Indebtedness unless and until the holder(s) of the Senior Indebtedness or their representatives send written notice to Holder of same.

(i) Subject to the payment in full of all the Senior Indebtedness, the Holder as holder of the Junior Indebtedness shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the Senior Indebtedness shall be paid in full.

(j) The Holder shall confirm (in writing) the above subordination provisions if requested by any holder of the Senior Indebtedness, and shall execute and deliver such additional subordination agreements, consistent with the foregoing as any holder of Senior Indebtedness may require.

8. Attorney’s Fees. If the indebtedness represented by this Debenture or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Debenture is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal amount and interest payable hereunder, reasonable attorneys’ fees and costs incurred by Holder.

9. Mutilated, Destroyed, Lost or Stolen Debenture. If this Debenture shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new debenture of like principal amount in exchange and substitution for the mutilated or defaced Debenture, or in lieu of and in substitution for the destroyed, lost or stolen Debenture. In the case of a mutilated or defaced Debenture, the Holder shall surrender such Debenture to the Company. In the case of any destroyed, lost or stolen Debenture, the Holder shall furnish to the Company a lost affidavit in customary form (including customary indemnification).

10. Waiver of Notice of Presentment. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

11. Non-Waiver. The failure of the Holder to enforce or exercise any right or remedy provided in this Debenture or at law or in equity upon any default or breach shall not be construed as waiving the rights to enforce or exercise such or any other right or remedy at any later date. No exercise of the rights and powers granted in or held pursuant to this Debenture by the Holder, and no delays or omissions in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

12. Usury. Notwithstanding anything herein to the contrary, this Debenture is subject to the express condition that at no time shall the Company be obligated or required to pay Interest hereunder at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum contract rate which is permitted by law. If, by the terms of this Debenture, the Company is at any time required or obligated to pay Interest at a rate in excess of the maximum contract rate which is permitted by law, the rate of Interest under this Debenture shall be immediately reduced to the maximum contract rate which is permitted by law and all Interest payable hereunder shall be computed at the maximum contract rate permitted by law, and the portion of all prior Interest payments in excess of the maximum contract rate permitted by law shall be applied to and shall be deemed to have been payments made for the reduction of the outstanding Principal Amount of this Debenture.

13. Assignment. This Debenture and the rights hereunder may not be assigned or transferred by the Holder, other than to an affiliate of the Holder, without the prior written consent of the Company, provided that any affiliate transferee, prior to effectiveness of such transfer, must agree in writing to be subject to the terms of this Debenture to the same extent as if such affiliate transferee were the original holder, and provided further that the Holder must give written notice to the Company of its intention to effect such transfer. Any purported assignment in contravention of this Section 13 shall be null and void. Subject to the foregoing, this Debenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14. Amendment. Any term of this Debenture may be amended, and any provision hereof waived, with the written consent of the Company and the Requisite Holders, even without the consent of the Holder hereof. Any amendment effected in accordance with this Section 14 shall be binding upon each holder of all Debentures (including the Holder), each future holder of any Debentures, and the Company.

15. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given in accordance with the provisions of the Purchase Agreement.

16. Governing Law. This Debenture is being delivered in and shall be construed in accordance with the laws of the State of Florida, without regard to its conflicts of laws or choice of law provisions.

17. Headings. The descriptive headings contained in this Debenture are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Debenture.

18. Severability. If one or more provisions of this Debenture are held to be unenforceable under applicable law, such provisions shall be excluded from this Debenture, and the balance of this Debenture shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly executed and delivered this Debenture as of the date first above written.

Smart For Life, Inc.

By:
Name:	Alfonso J. Cervantes, Jr.
Title:	Executive Chairman

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